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                                                                   EXHIBIT 10.20

                          SECOND AMENDED LOAN AGREEMENT

     WHEREAS, on the 25th day of October, 2000, STILLWATER NATIONAL BANK AND TRUST COMPANY OF STILLWATER, OKLAHOMA (hereinafter referred to as the "Bank") and WESTWOOD CORPORATION, a Nevada Corporation (hereinafter referred to as "Westwood"), TANO CORP., a Louisiana Corporation (hereinafter referred to as "TANO"), NMP CORP., an Oklahoma Corporation (hereinafter referred to as "NMP"), and MC II ELECTRIC COMPANY, a Texas Corporation (hereinafter referred to as "MCII"), (collectively Westwood, Tano, NMP and MCII are hereinafter referred to as "Debtor") entered into a Loan Agreement (hereinafter referred to as the "Loan Agreement"), wherein the Bank agreed to enter into a revolving loan agreement whereby the Bank would loan to the Company up to TWO MILLION EIGHT HUNDRED THOUSAND and NO/100 DOLLARS ($2,800,000.00) for the purpose of financing the Company's ongoing operations, which agreement was evidenced by a Renewal and Amended Revolving Promissory Note of even date therewith ("Note"); and

     WHEREAS, on June 25, 2001, Bank and Debtor entered into an Amended Loan Agreement whereby the parties amended the Loan Agreement by, among other things, extending the Maturity Date and increasing the rate of interest contained in the Note.

     WHEREAS, the parties wish to make further adjustments to the lending arrangements between the parties, including increasing the line of credit available to the Debtor to THREE MILLION EIGHT HUNDRED THOUSAND and NO/100 DOLLARS ($3,800,000.00), extending the Maturity Date in the Note and adjusting the interest rate charged in the Note.

     NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereby agree to amend the Loan Agreement in the following respects:

     1. Paragraphs 1.1, 1.1 (a) and 1.1 (b) of the Loan Agreement are amended to read as follows:

          1.1 Subject to the terms and conditions of this Agreement, Debtor shall have the right from time to time, prior to the "Termination Date" (defined below), to borrow and, upon repayment, reborrow from the Bank amounts not at any one time in the aggregate principal balance exceeding the lesser of: (i) the Borrowing Base determined as of the date of borrowing; or (ii) Three Million Eight Hundred Thousand and No/100 Dollars ($3,800,000.00) (hereinafter referred to as "Revolving Loan"). For these purposes:

               (a) "Termination Date" means July 15, 2002.

               (b) "Borrowing Base" means, as of any given date, the sum of the following factors: (1) seventy-five percent (75%), or at the Bank's sole discretion any lesser percentage designated upon forty-five (45) days notice, of Eligible Trade Accounts Receivable of TANO, MC II and NMP; plus (2) fifty percent (50%) of the value of the inventory of TANO, MCII, and NMP, not to exceed Two Million and No/100 Dollars ($2,000,000.00).

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     2.   Paragraph 1.1(c)(7) of the Loan Agreement is amended to read as follows:

          (7) Eligible Trade Accounts Receivable shall not include any account receivable of the same account debtor to any of the Debtors in excess of fifteen percent (15%) of the then Eligible Trade Accounts Receivable calculated after excluding this debtor's Eligible Trade Accounts Receivable, provided, however Eligible Trade Accounts Receivable may include the following: accounts receivable of CECOM and Ingalls up to a maximum of forty percent (40%) of the then Eligible Trade Account after excluding CECOM and Ingalls Eligible Trade Accounts Receivable; accounts receivable of DFAS up to a maximum of twenty-five percent (25%) of the then Eligible Trade Account after excluding DFAS Eligible Trade Accounts Receivable; the accounts receivable of Avondale up to a maximum of twenty-five percent (25%) of the then Eligible Trade Account after excluding Avondale Eligible Trade Accounts Receivable, and accounts receivable of Bath Ironworks up to a maximum of twenty-five percent (25%) of the then Eligible Trade Account after excluding Bath Ironworks Eligible Trade Accounts Receivable; and

     3. Paragraph 1.2 of the Loan Agreement shall be amended to reflect that the "Renewal Note" which is defined in that paragraph refers to the Second Amended and Restated Promissory Note between the parties dated of even date hereof in the original principal amount of Three Million Eight Hundred Thousand and NO/100 Dollars ($3,800,000.00).

     4.   Paragraph 2 of the Loan Agreement is amended to read as follows:

          2.1 The interest rate on the Renewal Note shall be the greater of the "Minimum Interest Rate" (defined below) and the "Adjusted Interest Rate" (defined below) which is subject to change from time to time based on changes in the "Index" (defined below). The Adjusted Interest Rate shall be a rate per annum equal to the sum of the "Base Rate" (defined below) and the "Margin" (defined below). The Contract Rate shall fluctuate during the term of this Note based upon the sum of the Base Rate and the Margin.

          2.2 The Base Rate may be adjusted up or down DAILY, and shall equal the lowest base rate on corporate loans posted by at least seventy-five percent (75%) of the nation's 30 largest banks as published in the money rates section of the Southwest Edition of the Wall Street Journal. Bank will inform Debtor what the current Base Rate is at any time during the term of the Renewal Note upon request of Debtor. The Base Rate will not change more often than once each DAY.

          2.3 The Margin shall be one and one-half (11/2) percentage points.

          2.4 The Minimum Interest Rate shall equal six and one half percent (6 1/2%).

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     5. This Loan Agreement shall be further amended to provide that upon the execution of this Second Amended Loan Agreement, and as a condition precedent thereto, the Debtor shall pay to the Bank a Loan Fee of Two Thousand Five Hundred and No/100 Dollars ($2,500.00).

     6. Except as may be amended herein, the terms and conditions of the Loan Agreement remain in full force and effect.

     IN WITNESS WHEREOF, this Agreement is executed this 18th day of December, 2001.

                                    "BANK"
                                    STILLWATER NATIONAL BANK AND TRUST
                                    COMPANY, STILLWATER, OKLAHOMA


                                    By:      /s/ Joe E. Staires
                                        ----------------------------------------
                                        Joe E. Staires, Senior Vice President

                                    "COMPANY"
                                    Westwood Corporation, a Nevada corporation

                                    By:      /s/ Ernest H. McKee
                                        ----------------------------------------
                                        Ernest H. McKee, President

                                    TANO Corp., a Louisiana corporation

                                    By:      /s/ Guy Hardwick
                                        ----------------------------------------
                                        Guy Hardwick, President

                                    NMP Corp., an Oklahoma corporation

                                    By:      /s/ Ernest H. McKee
                                        ----------------------------------------
                                        Ernest H. McKee, President

                                    MC II Electric Company, a Texas corporation


                                    By:      /s/ Ernest H. McKee
                                        ----------------------------------------
                                        Ernest H. McKee, President

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